Exhibit 99.1

CONTACT:	JOSEPH MACNOW
(201) 587-1000

VORNADO LOGO 210 Route 4 East Paramus, NJ 07652

FOR IMMEDIATE RELEASE — March 19, 2001

          PARAMUS, NEW JERSEY, ……VORNADO REALTY TRUST (NYSE:VNO) announced today that it has been unable to reach a final agreement at this time with the Port Authority of NY & NJ to conclude a net lease of the World Trade Center Complex.

          Vornado Realty Trust is a fully-integrated equity real estate investment trust.

           Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Companies to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, uncertainties associated with the terms of the final contract and associated documents and related approval by the Port Authority Board.

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